Exhibit 99.1

NEWS

CONTACT:     Mike Keim
Chief Financial Officer, Univest Corporation of Pennsylvania
President and Chief Financial Officer, Univest Bank and Trust Co.
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA - UNIVEST
BANK AND TRUST CO. - REPORTS FIRST QUARTER EARNINGS

SOUDERTON, Pa., April 27, 2016 - Univest Corporation of Pennsylvania (“Univest” or "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. ("Bank") and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended March 31, 2016. Univest reported net income of $7.3 million or $0.37 diluted earnings per share for the quarter ended March 31, 2016, a 19% increase from reported net income of $6.1 million or $0.31 diluted earnings per share for the quarter ended March 31, 2015. The financial results for the quarter ended March 31, 2016 included $220 thousand of acquisition-related and integration costs associated with the pending merger with Fox Chase Bancorp, or $0.01 diluted earnings per share on a tax affected basis. Excluding these costs, net income for the quarter ended March 31, 2016, would have been $7.5 million or $0.38 diluted earnings per share. The quarter ended March 31, 2015 included $1.8 million of integration and acquisition-related costs associated with Valley Green Bank or $0.06 diluted earnings per share on a tax affected basis. Excluding these costs, net income for the quarter ended March 31, 2015 would have been $7.3 million or $0.37 diluted earnings per share.

Loans
Gross loans and leases were $2.2 billion at March 31, 2016, an increase of $4.2 million from December 31, 2015. Consistent with prior years, sluggish economic growth led to flat funded loan growth in the first quarter, however, loan activity did increase during the quarter leading to growth in our loan pipeline. Compared to March 31, 2015, loans grew $139.4 million or 7%, primarily in commercial real estate loans and residential real estate loans. The growth in loans from March 31, 2015 resulted from new and existing customer relationships as economic conditions improved while interest rates remain at historical lows, lending team additions and market disruption created by other bank acquisitions.

Deposits
Total deposits declined $60.0 million or 3% from December 31, 2015, primarily due to a decrease in public funds. Deposits grew $79.5 million or 4% from March 31, 2015, primarily due to increases in both non-interest bearing and interest bearing demand deposits and savings deposits, partially offset by a decrease in time deposits.

Net Interest Income and Margin
Net interest income of $23.4 million for the first quarter of 2016 remained consistent with the same period in 2015. The net interest margin on a tax-equivalent basis for the first quarter of 2016 was 3.90%, compared to 3.80% for the fourth quarter of 2015 and 4.12% for the first quarter of 2015. Increases in net interest income from the comparable period in the prior year, due to loan growth, were partially offset by reductions in loan rates and a decrease in the net accretion of acquisition accounting fair value adjustments related to the Valley Green Bank acquisition (the favorable impact of the acquisition accounting adjustments was two basis points for the first quarter of 2016 compared to nine basis points for the first quarter of 2015). In addition, the subordinated debt issuance for $50 million on March 30, 2015 increased funding costs by 14 basis points in the first quarter of 2016 from the same period in 2015.

Non-Interest Income
Non-interest income for the quarter ended March 31, 2016 was $14.0 million, an increase of $525 thousand or 4% from the first quarter of 2015. Insurance commission and fee income increased $412 thousand for the quarter ended March 31, 2016, primarily due to an increase in contingent commission income and commercial premiums. Bank owned life insurance (BOLI) income increased $117 thousand or 33% mainly due to the purchase of policies totaling $8.0 million during the third quarter of 2015 and the transfer of policies totaling $9.8 million during 2015 to a higher yielding account structure. These increases were partially offset by a decrease of $94 thousand or 3% in investment advisory commission and fee income primarily resulting from the repricing of asset management fees in our municipal pension business due to competitive pressures in the second quarter of 2015.

Non-Interest Expense
Non-interest expense for the quarter ended March 31, 2016 was $26.9 million, a decrease of $472 thousand or 2%, compared to the first quarter of 2015. Non-interest expense for the first quarter of 2016 included $220 thousand of acquisition-related and integration costs associated with the pending merger with Fox Chase Bancorp. Non-interest expense for the first quarter of 2015 included $1.8 million of acquisition-related and integration costs related to the Valley Green Bank acquisition. Salaries and benefit expense increased $868 thousand for the quarter, primarily attributable to additional staff hired to support revenue generation across all business lines. This increase was partially offset by higher deferred loan origination costs.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $13.5 million at March 31, 2016 compared to $14.2 million at December 31, 2015 and $18.6 million at March 31, 2015. Net loan and lease charge-offs were $1.5 million during the first quarter of 2016 compared to $802 thousand for the first quarter of 2015. Non-accrual loans and leases as a percentage of total loans and leases held for investment was 0.62% at March 31, 2016 compared to 0.65% at December 31, 2015 and 0.91% at March 31, 2015. The provision for loan and lease losses was $326 thousand for the first quarter of 2016, down from $1.1 million for the first quarter of 2015 as asset quality continues to improve; both qualitative factors and historical loss factors have improved.

The allowance for loan and lease losses as a percentage of loans and leases held for investment was 0.75% at March 31, 2016, compared to 0.81% at December 31, 2015 and 1.02% at March 31, 2015. The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding loans acquired in the Valley Green Bank acquisition which were recorded at fair value as of the acquisition date, was 0.86% at March 31, 2016, compared to 0.94% at December 31, 2015 and 1.26% at March 31, 2015. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 122.03% at March 31, 2016, compared to 124.29% at December 31, 2015 and 112.52% at March 31, 2015.

Capital
Univest continues to remain well-capitalized at March 31, 2016. Total risk-based capital at March 31, 2016 was 13.47%, well in excess of the regulatory minimum for well-capitalized status of 10%.

Dividend
On February 24, 2016, Univest declared a quarterly cash dividend of $0.20 per share, payable on April 1, 2016. This represented a 4.08% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss first quarter results on Thursday, April 28, 2016 at 9:00 a.m. EST. Participants may preregister at http://dpregister.com/10083573. The general public can access the call by dialing 1-888-317-6016. A replay of the conference call will be available through May 28, 2016 by dialing 1-877-344-7529; using Conference ID: 10083573.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has $2.8 billion in assets and $3.1 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley, Maryland and online at www.univest.net.
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This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
March 31, 2016
(Dollars in thousands)

Balance Sheet (Period End)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Assets	$2,824,777	$2,879,451	$2,851,568	$2,780,578	$2,757,495
Investment securities	329,357	370,760	374,558	374,711	380,484
Loans held for sale	3,818	4,680	9,151	8,831	5,479
Loans and leases held for investment, gross	2,183,256	2,179,013	2,097,807	2,107,857	2,043,840
Allowance for loan and lease losses	16,452	17,628	18,620	19,602	20,934
Loans and leases held for investment, net	2,166,804	2,161,385	2,079,187	2,088,255	2,022,906
Total deposits	2,334,361	2,394,360	2,372,865	2,263,025	2,254,834
Noninterest-bearing deposits	559,827	541,460	519,767	519,026	509,183
NOW, money market and savings	1,391,626	1,398,494	1,361,827	1,288,318	1,293,165
Time deposits	382,908	454,406	491,271	455,681	452,486
Borrowings	75,265	73,588	70,531	110,480	91,423
Shareholders' equity	367,003	361,574	359,109	356,186	360,394

Balance Sheet (Average)	For the three months ended,
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Assets	$2,834,557	$2,866,848	$2,804,578	$2,739,968	$2,691,513
Investment securities	342,218	370,163	368,837	375,887	381,008
Loans and leases, gross	2,177,091	2,132,922	2,098,007	2,067,120	2,023,835
Deposits	2,351,816	2,393,655	2,325,049	2,242,217	2,237,830
Shareholders' equity	364,092	360,521	357,150	359,154	362,125

Asset Quality Data (Period End)
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$13,482	$14,183	$20,838	$17,697	$18,604
Accruing loans and leases 90 days or more past due	693	379	428	287	1,063
Accruing troubled debt restructured loans and leases	4,279	5,245	4,789	6,099	5,341
Other real estate owned	3,073	1,276	955	955	955
Nonperforming assets	21,527	21,083	27,010	25,038	25,963
Allowance for loan and lease losses	16,452	17,628	18,620	19,602	20,934
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	0.62%	0.65%	0.99%	0.84%	0.91%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	0.85%	0.91%	1.24%	1.14%	1.22%
Allowance for loan and lease losses / Loans and leases held for investment	0.75%	0.81%	0.89%	0.93%	1.02%
Allowance for loan and lease losses/Loans and leases held for investment (excluding acquired loans at period-end)	0.86%	0.94%	1.06%	1.12%	1.26%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	122.03%	124.29%	110.58%	143.11%	112.52%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	89.15%	89.00%	84.43%	97.60%	83.71%
Acquired credit impaired loans	$1,267	$1,253	$1,379	$1,876	$1,631

	For the three months ended,
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Net loan and lease charge-offs	$1,502	$1,909	$1,652	$2,473	$802
Net loan and lease charge-offs (annualized)/Average loans and leases	0.28%	0.36%	0.31%	0.48%	0.16%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
March 31, 2016
(Dollars in thousands, except per share data)
	For the three months ended,
For the period:	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Interest income	$25,609	$25,623	$25,585	$25,513	$24,738
Interest expense	2,211	2,278	2,220	2,133	1,434
Net interest income	23,398	23,345	23,365	23,380	23,304
Provision for loan and lease losses	326	917	670	1,141	1,074
Net interest income after provision	23,072	22,428	22,695	22,239	22,230
Noninterest income:
Trust fee income	1,865	2,030	1,904	2,154	1,820
Service charges on deposit accounts	998	1,059	1,069	1,039	1,063
Investment advisory commission and fee income	2,669	2,583	2,687	2,740	2,763
Insurance commission and fee income	4,558	3,073	3,232	3,434	4,146
Bank owned life insurance income	470	425	306	211	353
Net gain on sales of investment securities	44	697	296	181	91
Net gain on mortgage banking activities	1,218	1,090	1,123	1,367	1,258
Net gain on sales of other real estate owned	—	—	14	—	—
Other income	2,134	2,355	2,224	2,225	1,937
Total noninterest income	13,956	13,312	12,855	13,351	13,431
Noninterest expense:
Salaries and benefits	14,182	12,828	11,970	11,957	13,314
Commissions	1,895	1,894	2,174	2,155	1,814
Premises and equipment	3,984	3,897	3,924	3,743	4,047
Professional fees	1,020	870	1,096	1,066	807
Intangible expense	770	178	710	893	786
Acquisition-related costs	214	540	—	41	466
Integration costs	6	6	—	110	1,374
Restructuring charges	—	—	—	1,642	—
Other expense	4,868	5,816	5,369	5,225	4,803
Total noninterest expense	26,939	26,029	25,243	26,832	27,411
Income before taxes	10,089	9,711	10,307	8,758	8,250
Income taxes	2,800	2,553	2,779	2,292	2,134
Net income	$7,289	$7,158	$7,528	$6,466	$6,116
Per common share data:
Book value per share	$18.73	$18.51	$18.41	$18.21	$18.18
Net income per share:
Basic	$0.37	$0.37	$0.39	$0.33	$0.31
Diluted	$0.37	$0.37	$0.39	$0.33	$0.31
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted average shares outstanding	19,578,438	19,525,701	19,506,609	19,675,002	19,951,242
Period end shares outstanding	19,592,798	19,530,930	19,502,613	19,559,941	19,820,824

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
March 31, 2016

	For the three months ended,
Profitability Ratios (annualized)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Return on average assets	1.03%	0.99%	1.06%	0.95%	0.92%
Return on average assets, excluding integration and acquisition-related costs and restructuring charges (1)	1.07%	1.06%	1.06%	1.12%	1.10%
Return on average shareholders' equity	8.05%	7.88%	8.36%	7.22%	6.85%
Return on average shareholder's equity, excluding integration and acquisition-related costs and restructuring charges (1)	8.29%	8.42%	8.36%	8.52%	8.19%
Return on average tangible common equity, excluding integration and acquisition-related costs and restructuring charges (1)	12.63%	12.92%	12.91%	13.12%	12.48%
Net interest margin (FTE)	3.90%	3.80%	3.89%	4.03%	4.12%
Efficiency ratio (2)	69.23%	68.10%	66.96%	70.29%	71.68%
Efficiency ratio, excluding integration and acquisition-related costs and restructuring charges (1), (2)	68.67%	66.67%	66.96%	65.60%	66.87%

Capitalization Ratios
Dividends declared to net income	53.62%	54.08%	51.79%	60.49%	65.26%
Shareholders' equity to assets (Period End)	12.99%	12.56%	12.59%	12.81%	13.07%
Tangible common equity to tangible assets	8.97%	8.58%	8.56%	8.67%	8.91%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.93%	9.69%	9.75%	9.89%	10.16%
Common equity tier 1 risk-based capital ratio	10.81%	10.65%	10.85%	10.77%	11.09%
Tier 1 risk-based capital ratio	10.81%	10.65%	10.85%	10.77%	11.09%
Total risk-based capital ratio	13.47%	13.35%	13.69%	13.65%	14.09%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest Corporation of Pennsylvania uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation.

(2) Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Univest Corporation of Pennsylvania
Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended March 31,
Tax Equivalent Basis	2016			2015
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$19,619	$28	0.57%	$9,135	$5	0.22%
U.S. government obligations	82,488	250	1.22	139,965	379	1.10
Obligations of state and political subdivisions	101,061	1,129	4.49	104,620	1,322	5.12
Other debt and equity securities	158,669	1,024	2.60	136,423	655	1.95
Federal funds sold	5,940	7	0.47	6,591	2	0.12
Total interest-earning deposits and investments	367,777	2,438	2.67	396,734	2,363	2.42
Commercial, financial, and agricultural loans	411,999	4,014	3.92	422,817	4,249	4.08
Real estate—commercial and construction loans	887,118	9,919	4.50	821,902	9,631	4.75
Real estate—residential loans	541,976	5,976	4.43	473,142	5,384	4.61
Loans to individuals	29,478	399	5.44	30,622	407	5.39
Municipal loans and leases	231,498	2,625	4.56	203,999	2,437	4.84
Lease financings	75,022	1,542	8.27	71,353	1,583	9.00
Gross loans and leases	2,177,091	24,475	4.52	2,023,835	23,691	4.75
Total interest-earning assets	2,544,868	26,913	4.25	2,420,569	26,054	4.37
Cash and due from banks	31,665			30,203
Reserve for loan and lease losses	(17,771)			(21,088)
Premises and equipment, net	42,873			40,568
Other assets	232,922			221,261
Total assets	$2,834,557			$2,691,513
Liabilities:
Interest-bearing checking deposits	$402,160	$84	0.08	$345,884	$46	0.05
Money market savings	361,788	340	0.38	375,521	280	0.30
Regular savings	626,894	174	0.11	563,037	122	0.09
Time deposits	418,547	935	0.90	461,374	969	0.85
Total time and interest-bearing deposits	1,809,389	1,533	0.34	1,745,816	1,417	0.33
Short-term borrowings	27,388	3	0.04	46,837	10	0.09
Subordinated notes (1)	49,394	675	5.50	1,096	7	2.59
Total borrowings	76,782	678	3.55	47,933	17	0.14
Total interest-bearing liabilities	1,886,171	2,211	0.47	1,793,749	1,434	0.32
Noninterest-bearing deposits	542,427			492,014
Accrued expenses and other liabilities	41,867			43,625
Total liabilities	2,470,465			2,329,388
Shareholders' Equity:
Common stock	110,271			110,271
Additional paid-in capital	120,824			120,159
Retained earnings and other equity	132,997			131,695
Total shareholders' equity	364,092			362,125
Total liabilities and shareholders' equity	$2,834,557			$2,691,513
Net interest income		$24,702			$24,620
Net interest spread			3.78			4.05
Effect of net interest-free funding sources			0.12			0.07
Net interest margin			3.90%			4.12%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.92%			134.94%

(1) The interest rate on subordinated notes is calculated on a 30/360 day basis at a rate of 5.10%. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2016 and 2015 have been calculated using the Corporation’s federal applicable rate of 35.0%.